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                                                                      EXHIBIT 16




Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


April 18, 2002

Dear Sir/Madam:

We have read paragraphs 1 through 3 of Item 4 included in the Form 8-K dated April 17, 2002 of Team, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/ ARTHUR ANDERSEN LLP


cc:   Mr. Ted W. Owen, Chief Financial
      Officer Team, Inc.